EXHIBIT 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is made and entered as of this 9th day of January, 2010 (the “Effective Date”), by and among Colfax Corporation, a Delaware corporation (“Colfax” or the “Company”), and John A. Young (hereinafter “Mr. Young”).

WHEREAS, Mr. Young has served Colfax as its President, Chief Executive Officer, and as a member of its Board of Directors;

WHEREAS, Mr. Young and Colfax are parties to an Executive Employment Agreement dated April 29, 2008, as amended by the Amendment thereto entered into effective as of January 1, 2010 (the “Executive Employment Agreement”); and

WHEREAS, Mr. Young and Colfax have agreed that Mr. Young will terminate his employment relationship and resign from all positions with Colfax, and all of its respective directly and indirectly owned subsidiaries and affiliates, including all employment, officer and board of directors and other positions, under the terms and conditions of this Agreement.

NOW, THEREFORE, AND IN CONSIDERATION of the mutual promises of the parties to this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Resignation From and Termination of Employment.  Mr. Young hereby resigns from employment with Colfax and all of its directly and indirectly owned subsidiaries and affiliates, and resigns from all the offices, directorships and other positions he holds with Colfax and all of its directly and indirectly owned subsidiaries and affiliates, including without limitation his positions as President and Chief Executive Officer of Colfax and his position as a member of the Board of Directors of Colfax, effective as of January 9, 2010 (the “Resignation Date”).  After the Resignation Date, Mr. Young shall not be entitled to the receipt of any further payments or benefits from Colfax other than those expressly provided for in this Agreement.  The parties hereto agree that this Agreement constitutes written notice to Colfax of Mr. Young’s resignation from the Board.  The parties further agree that no additional amount shall be payable to Mr. Young on account of his resignation under the Executive Employment Agreement.

2.           Termination Payments.  Provided Mr. Young executes the General Release Agreement described in Section 5 of this Agreement, Mr. Young shall receive the following payments and benefits under this Agreement.  The date Mr. Young executes such General Release Agreement shall be referred to as the “General Release Effective Date”.

(a)          Compensation and Benefits.

(i)           Mr. Young shall receive a lump sum payment of $1,265,842 within 10 business days of the General Release Effective Date.

(ii)           Mr. Young shall receive $300,000, payable 30 days following settlement or initial adjudication of the Company’s insurance coverage trial in the New Jersey Superior Court, currently in Mercer County, but in no event later than March 15, 2011.

(b)          Health Coverage.  At the Company’s expense, Mr. Young and his spouse and dependent children shall be entitled to continuation of health insurance coverage (i.e., medical, dental and vision) under the Company’s group health plan(s) in which Mr. Young was participating on the Effective Date of this Agreement for a period of one (1) year from the Effective Date.

(c)          Equity Grants.

(i)            Stock Options.  As of the Effective Date, Mr. Young shall become fully and immediately vested in 50,403 of Colfax employee stock options granted under the Colfax Corporation 2008 Omnibus Incentive Plan (the “Stock Incentive Plan”) to Mr. Young on March 13, 2009 and which otherwise would have vested on March 13, 2010, in 50,403 of Colfax employee stock options granted under the Stock Incentive Plan on March 13, 2009 and which otherwise would have vested on March 13, 2011, and in 20,833 of Colfax employee stock options granted under the Stock Incentive Plan on May 7, 2008 and which otherwise would have vested on May 7, 2010.  Furthermore, all of Mr. Young’s outstanding vested Colfax employee stock options, whether previously vested or becoming vested pursuant to this Section 2(c)(i), shall be exercisable until March 31, 2012, notwithstanding any otherwise applicable provision in the award agreement providing for expiration of such stock options on the 90th day after the date of termination of employment.  For the avoidance of doubt, the Company’s records indicate that 20,834 employee stock options were previously vested without regard to this Section 2(c)(i).

(ii)           Performance-Based Stock Units.  Mr. Young’s 25,000 Colfax  employee stock units granted under the Stock Incentive Plan on May 7, 2008 subject to performance criteria, which already have been achieved, and currently unvested based on additional service vesting criteria, shall, as of the Effective Date of this Agreement, become fully and immediately vested.  With respect to such stock units becoming vested, the Company will withhold from the shares deliverable to Mr. Young the number of shares necessary to satisfy the minimum statutory federal and state tax withholding requirements which the Company determines are applicable in connection with such vesting and issuance of common stock of the Company.

3.           Accrued Benefits.  As of his Resignation Date, Mr. Young’s participation in the benefits programs of Colfax shall terminate in accordance with the terms of Colfax’s benefits plans and its standard policies and procedures, except that:  (A) subject to Section 2(b), Mr. Young may elect to continue the health insurance coverage that he had maintained as an employee pursuant to the Consolidated Omnibus Budget Reconciliation Act as amended (“COBRA”); (B) Mr. Young shall be entitled to payment of his pension and retirement savings benefits accrued under the Retirement Plan for Salaried US Employees of Imo Industries, Inc. and Affiliates, the Colfax Corporation Excess Benefit Plan and the Colfax Corporation 401(k) Savings Plan Plus at the time and in the form elected under the applicable plan; (C) Mr. Young’s 49,933 shares of Colfax common stock granted on May 7, 2008 that remain subject to the Deferred Delivery Stock Ownership Agreement between Mr. Young and Colfax (the “Stock Ownership Agreement”) shall be delivered within 10 business days of the General Release Effective Date; (D) Mr. Young shall be entitled to indemnification as provided in the Indemnification Agreement he entered into with the Company at the time of the Company’s initial public offering; and (E) Colfax shall reimburse Mr. Young for appropriate and reasonable expenses incurred on or before the Resignation Date, if any, in accordance with the applicable policies and procedures.

4.           Effect on Other Agreements, Ongoing Obligations.

(a)           Section 6 of the Executive Employment Agreement (Confidentiality, Non-Competition and Non-Disclosure; Executive Cooperation; and Non-Disparagement) is incorporated herein by reference and shall remain in full force and effect in accordance with its terms, except that Sections 6.2 and 6.3 shall be revised to provide as follows:

6.2           Noncompetition.  During the term of this Agreement (including any extensions thereof) and for a period of one (1) year following the termination of the Executive's employment under this Agreement for any reason, the Executive shall not, except with the Company's express prior written consent, for the benefit of any entity or person (including the Executive) compete with the Business (as hereinafter defined) within the Territory.  For purposes of this Agreement, “Business” shall mean a company involved in the manufacture and sale of pumps, valves or fluid handling systems of the kind that are produced by the Company or that are competitive with the pumps, valves or fluid handling systems that are produced by the Company.  For purposes of this Agreement, “Territory” shall mean the United States of America.

6.3           Non-Solicitation.  During the term of this Agreement (including any extension thereof) and for a period of three (3) years following the termination of the Executive’s termination under this Agreement for any reason, the Executive shall not, except with the Company’s express prior written consent, for the benefit of any entity or person (including the Executive) solicit, induce or encourage any employee of the Company, or any of its subsidiaries, to leave the employment of the Company or solicit, induce or encourage any customer, or client of the Company, or any of its subsidiaries, to cease or reduce its business with the Company or its subsidiaries.

(b)           Mr. Young agrees to provide reasonable cooperation in the preparation of all Colfax Securities and Exchange Commission filings through the first fiscal quarter of 2010, including the provision of any internal certifications that the Company may reasonably request relating to Colfax’s internal controls, results of operations and financial condition for the periods prior to the Effective Date, in a form similar to the certification attached hereto as Exhibit A.  Further, Mr. Young understands and agrees that his ongoing obligations under Section 6.4 of the Executive Employment Agreement specifically include, but are not limited to, providing testimony and other assistance that may be requested in connection with pending asbestos-related insurance coverage disputes.  Consistent with Section 6.4 of the Executive Employment Agreement, all expenses paid by Mr. Young in complying with this Section 4(b) shall be promptly reimbursed to Mr. Young upon submission to the Company.

(c)           Except to the extent otherwise expressly provided in this Agreement, the Company’s obligations to Mr. Young under the Executive Employment Agreement shall be deemed satisfied and cancelled.

5.           General Release.  In consideration of the payments described in Section 2 of this Agreement, Mr. Young agrees to execute a General Release Agreement at the time he executes this Agreement in exactly the form attached hereto as Exhibit B, the terms and conditions of  which are specifically incorporated herein by reference.  If Mr. Young breaches this commitment, then the Company shall be released from any further obligation to perform hereunder (including, but not limited to, any obligation to make any further payments to or for the benefit of Mr. Young pursuant to Section 2).

6           No Other Consideration.  Mr. Young affirms that the terms stated herein are the only consideration for signing this Agreement and that no other representations, promises, or agreements of any kind have been made by any person or entity to cause him to sign this Agreement.  Mr. Young has accepted the terms of this Agreement because he believes them to be fair and reasonable and for no other reason.

7.           No Admission.  It is understood and agreed by all parties that this Agreement does not constitute an admission of liability or wrongdoing on the part of Colfax and that by entering into this Agreement Colfax does not admit that there has been any wrongdoing whatsoever against any person or entity, and it expressly denies that any wrongdoing has occurred.  It is understood and agreed by all parties that this Agreement is purely an offer of compromise.

8.           Death.  In the event of Mr. Young’s death (regardless of whether occurring on or prior to the Resignation Date), the Company shall provide any benefits and payments set forth in Section 2 that have not previously been paid to Mr. Young (including the right of such beneficiary to exercise any unexercised stock options) to the beneficiary designated by Mr. Young in writing (which designation, where applicable, shall be effected in accordance with the terms and conditions of the applicable plan documents and procedures) or, if no such beneficiary shall be named or be living at the time of his death, to his estate.

9.           Withholding.  All compensation-related payments to be made to Mr. Young under this Agreement, or otherwise by Colfax, shall be subject to withholding to satisfy required withholding taxes and other required deductions.

10.           Modification.  This Agreement may not be released, discharged, abandoned, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing signed and duly executed by each of the parties hereto.

11.           Entire Agreement.  This Agreement contains and constitutes the entire understanding and agreement between the parties on its subject matter, and, except as otherwise provided herein, it supersedes and cancels all previous negotiations, agreements, commitments, and writings in connection herewith.  If a conflict or inconsistency is found between the terms of this Agreement and any other agreement, the terms of this Agreement shall prevail.

12.           Waiver.  Failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

13.           Severability.  Invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity of enforceability of any other provision.

14.           Assignability.  Colfax may, without the consent of Mr. Young, assign its rights and obligations under this Agreement to any successor entity.

15.           Choice of Law and Dispute Resolution.  The terms of this Agreement shall be governed by the laws of the Commonwealth of Virginia.  Any dispute or other controversy arising from this Agreement shall be resolved in accordance with the provisions of Sections 6.7 and 7 of the Executive Employment Agreement, which are incorporated herein by reference.

16.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

17.           Acknowledgements.  Mr. Young hereby acknowledges that he has carefully read and fully understands the provisions of this Agreement, including the General Release Agreement, that he has had the opportunity to fully discuss it with counsel, and that he knows the contents of the Agreement.  Mr. Young further acknowledges that he is signing this Agreement voluntarily and without coercion because he believes it is fair and reasonable and for no other reason.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

COLFAX CORPORATION

By:	/s/ Steven W. Weidenmuller
Name: Steven W. Weidenmuller
Title: Senior Vice President, Human Resources

Date: January 9, 2010

JOHN A. YOUNG

/s/ John A. Young

Date: January 9, 2010

EXHIBIT A

CERTIFICATION

I hereby certify that I have read the [Annual Report on Form 10-K][Quarterly Report on Form 10-Q] and that no facts have come to my attention that cause me to believe that the Chief Executive Officer of Colfax Corporation should not sign the certifications required under Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002.

Dated:
John A. Young

EXHIBIT B

GENERAL RELEASE AGREEMENT

THIS GENERAL RELEASE AGREEMENT is entered into as of January 9, 2010 (the “Effective Date”), by John A. Young (the “Executive”) in consideration of the severance pay provided to the Executive by Colfax Corporation (the “Company”) pursuant to the Separation Agreement and General Release (the “Employment Agreement”) by and between the Company and the Executive (the “Severance Payment”).

1.                          General Release.  The Executive, on his own behalf and on behalf of his heirs, executors, administrators, attorneys and assigns, to the fullest extent permitted by law, hereby unconditionally and irrevocably releases, waives and forever discharges the Company and each of its affiliates, parents, successors, predecessors, and the subsidiaries, directors, owners, members, shareholders, officers, agents, and employees of the Company and its affiliates, parents, successors, predecessors, and subsidiaries (collectively, all of the foregoing are referred to as the “Employer”), from any and all causes of action, claims and damages, including attorneys’ fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of his signing of the General Release Agreement, concerning his employment or separation from employment.  This release includes, but is not limited to, any claim or entitlement to salary, bonuses (but not including payment of any remaining bonus under the Employment Agreement), any other payments, benefits or damages arising under any federal law (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Executive Order 11246, the Family and Medical Leave Act, and the Worker Adjustment and Retraining Notification Act, each as amended); any claim arising under any state or local laws, ordinances or regulations (including, but not limited to, any state or local laws, ordinances or regulations requiring that advance notice be given of certain workforce reductions); and any claim arising under any common law principle or public policy, including, but not limited to, all suits in tort or contract, such as wrongful termination, defamation, emotional distress, invasion of privacy or loss of consortium.

The Executive understands that by signing this General Release Agreement he is not waiving any claims or administrative charges.  He is waiving, however, any right to monetary recovery or individual relief should any federal, state or local agency (including the Equal Employment Opportunity Commission) pursue any claim on his behalf arising out of or related to his employment with and/or separation from employment with the Company.

The Executive further agrees without any reservation whatsoever, never to sue the Employer or become a party to a lawsuit on the basis of any and all claims of any type lawfully and validly released in this General Release Agreement.

2.                          Acknowledgments.  The Executive is signing this General Release Agreement knowingly and voluntarily.  He acknowledges that:

(a)           He is hereby advised in writing to consult an attorney before signing this General Release Agreement;

(b)           He has relied solely on his own judgment and/or that of his attorney regarding the consideration for and the terms of this General Release Agreement and is signing this General Release Agreement knowingly and voluntarily of his own free will;

(c)           He is not entitled to the Severance Payment unless he agrees to and honors the terms of this General Release Agreement;

(d)           He has read and understands the General Release Agreement and further understands that it includes a general release of any and all known and unknown, foreseen or unforeseen claims presently asserted or otherwise arising through the date of his signing of this General Release Agreement that he may have against the Employer; and

(e)           No statements made or conduct by the Employer has in any way coerced or unduly influenced him to execute this General Release Agreement.

3.                          No Admission of Liability.  This General Release Agreement does not constitute an admission of liability or wrongdoing on the part of the Employer, the Employer does not admit there has been any wrongdoing whatsoever against the Executive, and the Employer expressly denies that any wrongdoing has occurred.

4.                          Entire Agreement.  There are no other agreements of any nature between the Employer and the Executive with respect to the matters discussed in this General Release Agreement, except as expressly stated herein, and in signing this General Release Agreement, the Executive is not relying on any agreements or representations, except those expressly contained in this General Release Agreement.

5.                          Execution.  It is not necessary that the Employer sign this General Release Agreement following the Executive's full and complete execution of it for it to become fully effective and enforceable.

6.                          Severability.  If any provision of this General Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this General Release Agreement shall continue in full force and effect.

7.                          Governing Law.  This General Release Agreement shall be governed by the laws of the State of Delaware, excluding the choice of law rules thereof.

8.                          Headings.  Section and subsection headings contained in this General Release Agreement are inserted for the convenience of reference only.  Section and subsection headings shall not be deemed to be a part of this General Release Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first herein above written.

EXECUTIVE:

/s/ John A. Young

JOHN A. YOUNG

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